Exhibit 10.2

EXECUTION COPY

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of November 29, 2018, is entered into by and among Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Mutual of Omaha Bank, as escrow agent (the “Escrow Agent”).

WITNESSETH

WHEREAS, Parent, the Company, and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Acquisition Corp.”), have entered into an Agreement and Plan of Merger dated as of September 18, 2018 (as amended by Amendment No. 1 to Agreement and Plan of Merger Agreement dated as of November 29, 2018, and as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Acquisition Corp. will be merged with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent are entering into the Securities Purchase Agreement date as of November 29, 2018 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company is issuing and selling to Parent 890,390 shares of common stock, par value $0.12, of the Company (the “Escrow Shares”);

WHEREAS, concurrently with or promptly following the execution of this Agreement, the Company and Parent are depositing the Escrow Shares (and the Stock Certificate (as defined below) and Share Transfer Documents (as defined below)) with the Escrow Agent into a segregated escrow account (the “Escrow Account”), to be held, released, and disposed of by the Escrow Agent in accordance with the terms of this Agreement; and

WHEREAS, the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For purposes of this Agreement:

(a)            “Business Day” means any day Escrow Agent is open for business, other than Saturday, Sunday, Federal Reserve Bank holiday or any other day Escrow Agent is authorized by law to be closed.

(b)            “Cut-Off Time” means Escrow Agent’s designated time on any Business Day to receive instructions from a party or parties to this Agreement and act upon it, which shall not in any event be earlier than 12:00 noon Mountain Time. If such instructions are not received by the Escrow Agent’s Cut-Off Time, then such instructions shall be acted upon on the following Business Day.

2.            Appointment of Escrow Agent. The Company and Parent hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent hereby accepts such appointment.

3.            Deposit of Escrow Shares. Concurrently herewith, (a) the Company shall give American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, irrevocable instructions to issue a certificate representing the Escrow Shares (the “Stock Certificate”) registered in the name of Parent and to deliver the Stock Certificate to the Escrow Agent on an expedited basis, and (b) Parent shall deliver to the Escrow Agent a stock power, duly executed in blank, and a transfer of ownership form, duly executed in blank, in a form acceptable to the Company’s transfer agent, in respect of all of the Shares (the documents described in this clause (b) are referred to herein collectively as the “Share Transfer Documents”). Upon receipt, the Escrow Agent shall acknowledge its receipt of the Stock Certificate and Share Transfer Documents. The Escrow Agent agrees to hold and dispose of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) in accordance with the terms and conditions of this Agreement.

4.            Voting and Economic Rights. Subject to the terms of the Securities Purchase Agreement, during the period in which the Escrow Shares are retained in the Escrow Account, Parent shall be entitled to vote the Escrow Shares and to receive the economic benefit of any dividends or other distributions paid or made with respect to the Escrow Shares unless and until the Escrow Shares have been delivered to the Company as provided herein. Subject to the other terms of this Agreement, none of the Escrow Shares or any interest therein may be sold, assigned, disposed of, pledged, encumbered, hypothecated, or otherwise transferred, or taken or reached by legal or equitable process in satisfaction of any debt or other liability of Parent prior to the release of the Escrow Shares by the Escrow Agent pursuant to the terms hereof. The parties agree that, for purposes of United States federal and other taxes based on income, Parent shall be treated as the owner of the Escrow Shares and that Parent shall report the income, if any, that is earned on, or derived from, the Escrow Shares as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

5.            Release of Escrow Shares.

(a)            In the event that the Merger Agreement is terminated prior to the effective time of the Merger and Parent is required to pay the Parent Termination Fee pursuant to the terms of the Merger Agreement, Parent will forfeit to the Company all of the Escrow Shares in satisfaction of the Parent Termination Fee in accordance with the terms of the Securities Purchase Agreement and the Merger Agreement, and Parent and the Company shall promptly (and in any event within two Business Days) following the date of the event giving rise to the obligation to make such payment deliver a joint written instruction to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee. In such case, the Company and Parent agree among each other to fulfill or comply with all of their respective obligations and covenants under the Securities Purchase Agreement and the Merger Agreement related to the forfeiture by Parent of the Escrow Shares to the Company, including (i) in the case of Parent, delivery of all such other documents and instruments to the Company as are necessary to transfer to the Company all of the Escrow Shares (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Escrow Shares), free and clear of all Liens (as defined in the Securities Purchase Agreement), other than Liens imposed by applicable federal and state securities laws, and (ii) in the case of the Company, payment to Parent of an amount equal to the Cash Payment (as defined in the Securities Purchase Agreement).

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(b)            In the event the Merger Agreement is terminated in accordance with its terms prior to the effective time of the Merger and the Parent Termination Fee is not payable, the Company will purchase from Parent, and Parent will sell to the Company, all of the Escrow Shares for a cash purchase price equal to the Purchase Price (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities Purchase Agreement and the Merger Agreement, and Parent and the Company shall promptly (and in any event within two Business Days) following the date of termination deliver a joint written instruction to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee. In such case, the Company and Parent agree among each other to fulfill or comply with all of their respective obligations and covenants under the Securities Purchase Agreement and the Merger Agreement related to the purchase and sale of the Escrow Shares, including (i) in the case of Parent, delivery of all such other documents and instruments as are necessary to transfer to the Company all of the Escrow Shares (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Escrow Shares), free and clear of all Liens, other than Liens imposed by applicable federal and state securities laws, and (ii) in the case of the Company, payment to Parent of an amount equal to the Purchase Price.

(c)            If the Merger is consummated, in accordance with the terms of the Merger Agreement, Parent and the Company will deliver a joint written instruction on a given Business Day to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to Parent, and the Escrow Shares, like all other shares of common stock owned, directly or indirectly, by Parent or Merger Sub immediately prior to the effective time of the Merger, shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto pursuant to Section 3.02 of the Merger Agreement.

(d)            Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall dispose of all or a portion of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account in accordance with a joint written instruction signed by Parent and the Company, whether such disposition is pursuant to the terms of this Escrow Agreement or otherwise.

(e)            Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall promptly release all or any portion of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account, at any time or from time to time, in accordance with an Order (as defined below) that is presented to the Escrow Agent by Parent or the Company. The Escrow Agent shall promptly upon receipt of any such Order comply with such Order. The Escrow Agent shall be entitled to act on any such Order without further inquiry, question, or consent. As used in this Agreement, the term “Order” means any final and non-appealable order, judgment, or decree of any court of competent jurisdiction.

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(f)            Escrow Agent shall have no less than three (3) Business Days to act upon any instruction received by the Cut-Off Time pursuant to this paragraph 5.

6.            Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent, then the Escrow Agent shall refrain from complying with any such claim or demand so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses, or interest to any Person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall continue to so refrain and refuse to act until it shall have received certification satisfactory to it that such conflicting or adverse claims or demands shall have been finally determined by an Order, or shall have been settled by agreement of Parent and the Company, in which case the Escrow Agent shall be notified thereof in a written notice signed by Parent and the Company. The Escrow Agent may seek the advice of legal counsel in any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted, or suffered by it in good faith in accordance with the opinion of such counsel. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all Escrow Shares (and the Stock Certificate and Share Transfer Documents), and if it so commences and deposits all Escrow Shares (and the Stock Certificate and Share Transfer Documents), the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement.

7.            Termination. This Escrow Agreement, except for paragraphs 8(c), 8(d), and 8(i), which shall continue in effect, shall terminate on the date on which there are no remaining Escrow Shares held in the Escrow Account.

8.            Duties of Escrow Agent; Exculpation and Indemnification of Escrow Agent.

(a)            The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

(b)            The Escrow Agent shall be under no duty to accept information from any person other than the Company and Parent and then only to the extent and in the manner provided in this Agreement.

(c)            Except in cases of the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement, the Escrow Agent shall be protected in acting upon any written notice, opinion, request, certificate, approval, consent, or other document believed by it to be genuine and to be signed by the proper party or parties.

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(d)            Parent and the Company hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any claims, losses, damages, liabilities, and expenses (including reasonable legal fees and expenses of attorneys) as and when incurred, arising out of or based upon any act, omission, alleged act, or alleged omission by the Escrow Agent, or any other cause, in any case in connection with the performance or non-performance by the Escrow Agent of any of the Escrow Agent’s duties under this Agreement, except such claims losses, liabilities, and expenses arising out of or based upon the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement; provided, however, that promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit, or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against Parent and the Company hereunder, notify Parent and the Company in writing; and provided, further, that Parent and the Company shall be entitled, jointly or severally and at their own expense, to participate in and/or assume the defense of any such action, suit, or proceeding. As between Parent and the Company, all costs of indemnification of the Escrow Agent shall be borne 50% by Parent and 50% by the Company and if either Parent or the Company incurs greater than 50% of any such costs of indemnification, Parent or the Company, as applicable, will promptly make payment to the other such that each of Parent and the Company has borne 50% of all amounts which are paid to Escrow Agent under this subparagraph (d).

(e)            The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreements to which the Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial in nature.

(f)            The Escrow Agent shall be permitted to consult with counsel of its choice and shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the written advice of such counsel; provided, however, that nothing contained in this subparagraph (f), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement. The Company shall deposit a reserve of ten thousand dollars ($10,000) with the Escrow Agent for payment of any legal expenses pursuant to this paragraph. Any un-used funds shall be returned to the Company upon termination of this Agreement.

(g)            The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto.

(h)            The Escrow Agent shall perform any acts ordered by a court of competent jurisdiction. The Escrow Agent shall if and to the extent it is uncertain as to its duties and rights hereunder, be entitled to refrain from taking any action other than to keep all Escrow Shares (and the Stock Certificate and Share Transfer Documents) in escrow until it shall be directed otherwise in writing by both the Company and Parent, in accordance with this Agreement, or by an Order.

(i)             The Escrow Agent shall have no liability for any act or omission done pursuant to the instructions contained or expressly provided for herein, or written instructions given by both the Company and Parent pursuant hereto, except in cases of the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement.

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(j)            The Escrow Agent shall have the right, at any time, to resign hereunder by giving written notice of its resignation to the Company and Parent, at least thirty (30) Business Days prior to the date specified for such resignation to take effect; provided, however, that no such resignation shall be effective unless and until Parent and the Company have selected a successor escrow agent and such successor escrow agent shall have assumed all of the obligations of the Escrow Agent hereunder. Upon receipt of written notice from Parent and the Company that a successor escrow agent has been selected and assumed the obligations of the Escrow Agent hereunder, the Escrow Agent shall promptly deliver the Escrow Shares (and the Stock Certificate and Share Transfer Documents) to such successor escrow agent. If Parent and the Company have failed to appoint a successor prior to the expiration of thirty (30) Business Days following receipt of the Escrow Agent’s notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties.

(k)            The Company and Parent agree to reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements, and advances incurred or made by it in accordance with any provisions of this Agreement, except any such expenses, disbursements, or advances as may be attributable to its gross negligence, willful misconduct, bad faith, fraud, or other breach of fiduciary duty. All reimbursements pursuant to this subparagraph (k) shall be made one half by the Company and one half by Parent. The Escrow Agent shall deliver to Parent and the Company upon request a detailed accounting as to all fees and reimbursable expenses claimed by the Escrow Agent.

(l)            The Escrow Agent shall be entitled a one-time fee of $2,500 (“Set-Up Fee”) for the Escrow Agent’s initial review of this Agreement and the Escrow Account set-up, and an annual fee of $9,500 (‘Annual Fee”) for its services as Escrow Agent hereunder (it being understood and agreed that such fees are the only fees to which Escrow Agent is entitled) in connection with the performance of its duties hereunder, and services required on account of disputes between Parent and the Company. Such fees shall be paid one-half by the Company and one-half by Parent. The Set-Up Fee and the Annual Fee shall be due and payable upon execution of this Agreement. The Set-Up Fee and Annual Fee are non-refundable and shall not be pro-rated or reduced due to any termination event.

9.            Representations and Warranties. Each party hereby represents and warrants to each other party hereto that:

(a)            this Agreement has been duly authorized, executed, and delivered by such party and is the legal, valid, and binding agreement of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law); and

(b)            the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under or pursuant to any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, or decree to which such party is a party or by which it or any of its assets are bound.

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10.          Notices. All requests, notices, or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand in a sealed envelope, by prepaid overnight courier (providing proof of delivery), by email, or by registered or certified mail, return receipt requested, postage prepaid to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 10):

if to the Company:

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attention: Michael P. Shaunnessy, President & CEO

Email: mshaunnessy@nevadagold.com

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: James Modlin

Email: james.modlin@hugheshubbard.com

if to Parent:

Maverick Casinos LLC

2926 Montessouri Street

Las Vegas, NV 89117

Attention: Erick Persson

Email: erichpersson@gmail.com

with a copy to:

Lewis Roca Rothgerber Christie LLP

3993 Howard Hughes Parkway, Suite 600

Las Vegas, NV 89169

Attention: Don Martin, Esq.

Email: dmartin@lrrc.com

if to the Escrow Agent:

Mutual of Omaha Bank

Wealth Management

9200 E Pima Center Parkway, Suite 260

Scottsdale, AZ 85258

Attention: Bruce Fox

Email: Bruce.Fox@mutualofomahabank.com

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with a copy to:

Mutual of Omaha Bank

Bank Law Group

4950 S. 48th Street

Phoenix, AZ 85040

Attn: Janet A. Ryan, Esq.

Email: janet.ryan@mutualofomahabank.com

11.          Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction.

(b)            Each of the parties (i) agrees that any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought, heard, and determined exclusively in the state courts located in the State of Nevada or, if such court shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. The parties agree that a final trial court judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

12.          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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13.          Entire Agreement. This Agreement, and solely with respect to Parent and the Company, the Merger Agreement and the Securities Purchase Agreement, contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior agreements and undertakings, written or oral, relating to the subject matter of this Agreement are superseded by this Agreement and solely with respect to Parent and the Company, the Merger Agreement and the Securities Purchase Agreement.

14.          Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 14 will be null and void ab initio. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

15.          Amendments; Waiver. This Agreement may not be amended or modified except by written agreement of the parties. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

16.          Miscellaneous. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy, or claim. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a party in connection with this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of any term or provision hereof. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NEVADA GOLD & CASINOS, INC.

By:	/s/ Michael P. Shaunnessy
Name: Michael P. Shaunnessy
Title: President & CEO

MAVERICK CASINOS LLC

By:	/s/ Eric Persson
Name: Eric Persson
Title: Manager

MUTUAL OF OMAHA BANK

By:	/s/ Bruce Fox
Name: Bruce Fox
Title: Vice President

[Signature page to Escrow Agreement]